Exhibit 10.46

EXECUTION VERSION

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND LETTER AGREEMENT

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND LETTER AGREEMENT, dated as of September 3, 2021 (this “Amendment”), between and among CMTG DB FINANCE LLC, a Delaware limited liability company (“Seller”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Repurchase Agreement or the Letter Agreement (each, as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of June 26, 2019 (as amended hereby and as may be further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”), between Seller and Buyer;

WHEREAS, Seller and Buyer are parties to that certain Letter Agreement, dated as of June 26, 2019 (as amended hereby and as may be further, amended, restated or otherwise modified from time to time, the “Letter Agreement”), between Seller and Buyer; and

WHEREAS, Seller and Buyer wish to amend the Repurchase Agreement and the Letter Agreement upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, on behalf of itself and each Series Seller that is a party to any Transaction under the Repurchase Agreement, and Buyer each hereby agree as follows:

SECTION 1. AMENDMENTS TO REPURCHASE AGREEMENT.

(a) The following definitions are hereby added to Section 2(a) of the Repurchase Agreement in proper alphabetical order:

“Alternate Index Adjustment” shall mean, for any Pricing Rate Period, the first alternative set forth in the order below that can be determined by Buyer as of the date that the Pricing Rate for any Transaction is converted to an Alternate Rate pursuant to Section 3(f) below:

(a) the rate adjustment, or method for calculating or determining such rate adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Government Body for the applicable Unadjusted Alternate Index; or

(b) the rate adjustment (which may be a positive or negative value or zero) that has been determined by Buyer in its sole but good faith discretion, giving due consideration to any industry-accepted index rate adjustment, or method for calculating or determining such rate adjustment, for the replacement of LIBOR or the then-current Alternate Index with the applicable Unadjusted Alternate Index for U.S. Dollar-denominated commercial real estate repurchase facilities and/or floating rate commercial real estate loans.

“Alternate Rate Conforming Changes” shall mean, with respect to any conversion of any Transaction to an Alternate Rate Transaction, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Period”, timing and frequency of determining rates and making payments of interest and other administrative matters), that Buyer determines may be appropriate to reflect the adoption and implementation of such Alternate Index Rate in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or if Buyer or its designee determines that no market practice for use of the Alternate Index Rate exists, in such other manner as Buyer determines is reasonably necessary).

“Compounded SOFR” means the compounded average of SOFRs for a one-month period, with the rate, or methodology for this rate, and conventions for this rate (which shall be compounded in advance) being established by Buyer in accordance with:

(1) the “30-day Average SOFR” published on the Federal Reserve Bank of New York’s Website at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind; provided that:

(2) if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Buyer giving due consideration to any industry accepted market practice for similar U.S. dollar-denominated commercial real estate repurchase facilities;

provided, that if Buyer determines that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Alternate Index.”

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“First Amendment Effective Date” shall mean September 3, 2021.

“Prime Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Prime Index Rate plus (B) the Prime Rate Spread and (ii) the sum of (A) the LIBOR Floor plus (B) the Applicable Spread.

“Relevant Government Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto with respect to the conversion of LIBOR-based loans.

“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website, provided that in no event shall SOFR be less than zero.

“Term SOFR” shall mean the forward-looking term rate for a one-month period based on SOFR that has been selected or recommended by the Relevant Government Body.

“Term SOFR Notice” means a notification by Buyer to Seller of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Buyer that (a) Term SOFR has been recommended for use by the Relevant Government Body, (b) Term SOFR and the related Alternate Index Adjustment is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its sole discretion and has been recommended for use by the Relevant Government Body, (c) the administration of Term SOFR is administratively feasible for Buyer and (d) the applicable Transaction has previously been converted to an Alternate Rate Transaction resulting in an Alternate Index that is not Term SOFR.

“Unadjusted Alternate Index” shall mean the Alternate Index determined under (a)(i), (b)(i) or (c)(i) of the definition thereof excluding the applicable Alternate Index Adjustment.

(b) The following definitions in Section 2(a) of the Repurchase Agreement are each hereby amended and restated in their entirety, respectively, to read as follows:

“Alternate Index” shall mean, for any Pricing Rate Period, the first alternative set forth in the order below that can be determined by Buyer as of the date that the Pricing Rate for any Transaction is converted to an Alternate Rate pursuant to Section 3(f) below:

(a) the sum of: (i) Term SOFR and (ii) the related Alternate Index Adjustment;

(b) the sum of: (i) Compounded SOFR and (ii) the related Alternate Index Adjustment; or

(c) the sum of: (i) the floating rate index that Buyer determines in its sole but good faith discretion (and in connection therewith, Buyer may take into consideration the recommendations of the Relevant Government Body) and that is then generally used by Buyer in its commercial real estate loan repurchase facilities similar to this Agreement and/or floating rate commercial real estate loans as an alternative to LIBOR, as determined by Buyer in its sole but good faith discretion and (ii) the related Alternate Index Adjustment;

provided that, (x) in the case of clauses (a) or (b) above, such index rate, and the Alternate Index Adjustment for such rate, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its sole discretion and (y) if (a) and (b) above are not then commonly used by Buyer in its commercial real estate repurchase facilities similar to this Agreement and/or floating rate commercial real estate loans as an alternative to LIBOR, as determined by Buyer in its sole but good faith discretion, then the alternate benchmark rate shall be determined per (c) above; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, the Alternate Index shall revert to and shall be deemed to be the sum of (i) Term SOFR and (ii) the applicable Alternate Index Adjustment, as set forth in clause (a) of this definition (subject to the first proviso above). If the Alternate Index as determined pursuant to clause (a), (b) or (c) above would be less than zero, the Alternate Index will be deemed to be zero for the purposes of this Agreement and the other Transaction Documents.

“Alternate Index Rate” shall mean, with respect to each Pricing Rate Period for any Transaction, the per annum rate of interest of the Alternate Index, determined as of the Pricing Rate Determination Date immediately preceding the commencement of such Pricing Rate Period; provided that in no event will the Alternate Index Rate be less than the LIBOR Floor.

“Alternate Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest equal to the greater of (i) the sum of (A) the Alternate Index Rate plus (B) the Applicable Spread, and (ii) the sum of (A) the LIBOR Floor plus (B) the Applicable Spread.

“Alternate Rate Transaction” shall mean any Transaction at such time as the Pricing Rate applicable thereto accrues at a per annum rate of interest based on the Alternate Index.

“Applicable Spread” shall mean, with respect to each Transaction:

(A) so long as no Event of Default shall have occurred and be continuing, the per annum rate designated by Buyer in its sole and absolute discretion as the “Applicable Spread” for such Purchased Loan as set forth in the Confirmation for such Purchased Loan; and

(B) after the occurrence and during the continuance of an Event of Default, the Applicable Spread specified in each Confirmation, plus 500 basis points (5.00%).

“Credit Event” shall have the meaning set forth in the Letter Agreement.

“Facility Amount” shall mean $265,000,000.

“Key Person Event” shall mean an event which shall have occurred if either (a) both Richard Mack and Michael McGillis or (b) three or more of Richard Mack, Kevin Cullinan, Michael McGillis and Priyanka Garg shall, in either case, no longer remain actively involved in the day-to-day management of Guarantor in respective capacities of the same or comparable authority and responsibility as their respective positions on the First Amendment Effective Date.

“LIBOR” shall mean, with respect to each Pricing Rate Period and each Pricing Rate Determination Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by Buyer as set forth below:

(a) The rate for deposits in U.S. Dollars for a one-month period that appears on “Thomson Reuters ICE LIBOR# Rates – LIBOR01” (or its equivalent or replacement) as of 11:00 a.m., London time, on such Pricing Rate Determination Date.

(b) If such rate does not appear on Thomson Reuters ICE LIBOR# Rates - LIBOR01 (or its equivalent or replacement) as of 11:00 a.m., London time, on the applicable Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such Pricing Rate Determination Date in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time, and if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

(c) Notwithstanding the foregoing, if LIBOR, as determined pursuant to any of the foregoing clauses (a) and (b), shall be less than zero, LIBOR shall be deemed to be zero for the purposes of this Agreement.

“LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate is determined for such Pricing Rate Period with reference to LIBOR.

“LIBOR Unavailability Conditions” shall mean the occurrence of one or more of the following: (a) Dollar deposits in an amount approximately equal to the Repurchase

Obligations then outstanding are not generally available at such time in the London interbank Eurodollar market for deposits in Eurodollars; (b) Buyer shall have determined that by reason of circumstances affecting the interbank Eurodollar market or otherwise, adequate and reasonable means do not exist for ascertaining LIBOR in accordance with the definition thereof (including if fewer than two (2) LIBOR quotations are available); (c) the Pricing Rate for a LIBOR Transaction would be in excess of the maximum interest rate that Seller may by law pay; (d) LIBOR does not fairly and accurately reflect the costs to Buyer of making or maintaining a LIBOR Transaction; (e) the adoption of any Requirement of Law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for any lender to maintain a LIBOR Transaction as contemplated hereunder; (f) LIBOR is no longer a widely recognizable benchmark rate for commercial mortgage loans, securitizations of commercial mortgage loans or repurchase transactions or similar lending transactions secured or otherwise backed by commercial mortgage loans; (g) the applicable supervisor or administrator (if any) of LIBOR, or any Governmental Authority having jurisdiction over Buyer, has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for commercial mortgage loans, securitizations of commercial mortgage loans or repurchase transactions or similar lending transactions secured or otherwise backed by commercial mortgage loans (which public statement is acknowledged by Seller to have previously been made); (h) the administrator (if any) of LIBOR has made a public statement or publication of information that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy; (i) the regulatory supervisor for the administrator of LIBOR or any Governmental Authority having jurisdiction over Buyer has made a public statement announcing that LIBOR is no longer representative or may no longer be used; or (j) Buyer in good faith anticipates that LIBOR will no longer be available within the following six (6) months and/or prior to the Facility Termination Date.

“Pricing Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate equal to (i) the greater of the LIBOR and the LIBOR Floor plus (ii) the Applicable Spread.

“Pricing Rate Determination Date” shall mean (i) with respect to each Pricing Rate Period with respect to any Transaction that occurs while the Transaction is a LIBOR Transaction or a Prime Rate Transaction, the date that is the second (2nd) Business Day preceding the first day of such Pricing Rate Period, and (ii) with respect to any Pricing Rate Period that occurs while any Transaction is an Alternate Rate Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period (or the time determined by Buyer in accordance with the Alternate Rate Conforming Changes). So long as when any Transaction is a LIBOR Transaction, when used with respect to any Pricing Rate Determination Date, Business Day shall mean any day on which banks are open for dealing in foreign currency and exchange in London.

“Prime Rate Spread” shall mean, in connection with the conversion of any Transaction in accordance with the terms hereof to a Prime Rate Transaction, the sum (expressed as the number of basis points and determined at the time of such conversion)

of the Applicable Spread for such Transaction and the Prime Rate Spread Adjustment; provided that the Prime Rate Spread shall not be less than a spread resulting in the Pricing Rate immediately after giving effect to the conversion to a Prime Rate Transaction being at least equal to the Pricing Rate immediately prior to conversion to a Prime Rate Transaction, and in no event will the Prime Rate Spread be less than zero.

“Prime Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Prime Index.

“Prohibited Transferees” shall have the meaning set forth in the Letter Agreement.

(c) The following definitions in Section 2(a) of the Repurchase Agreement are hereby deleted in their entirety: “Alternate Rate Spread”, “LIBO Rate”, “LIBOR Rate”, “Prime Rate” and “Reserve Requirement”.

(d) Section 3(f) of the Repurchase Agreement shall be amended and restated in its entirety as follows:

“(f) Subject to the terms and conditions of this Section 3(f), each Transaction shall be a LIBOR Transaction and shall bear interest at the Pricing Rate applicable to such Transaction.

(i) In the event that Buyer shall have determined in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that one or more LIBOR Unavailability Conditions exists (or is reasonably expected by Buyer to occur), then Buyer shall at any time thereafter have the sole and exclusive right at its election, to be exercised in its sole but good faith discretion, to convert any Transaction from a LIBOR Transaction to an Alternate Rate Transaction based on the applicable Alternate Index selected by Buyer as provided in the definition thereof, provided that such conversion shall be subject to satisfaction of the following conditions: (A) at the time of conversion, such applicable Alternate Index is a floating rate index that is then commonly used by Buyer in its commercial real estate repurchase facilities and/or floating rate commercial real estate loans as an alternative to LIBOR, as determined by Buyer in its sole but good faith discretion, and (B) such applicable Alternate Index is administratively and commercially reasonable for Buyer to implement, as determined by Buyer in its sole but good faith discretion. In the event the foregoing conditions shall be satisfied and the applicable Transaction is to be converted to an Alternate Rate Transaction as provided above, Buyer shall provide written notice of the conversion of such Transaction to an Alternate Rate Transaction to Seller at least one (1) day prior to the next succeeding Pricing Rate Determination Date. If such notice is given, the applicable Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, at Buyer’s option (in Buyer’s sole and absolute discretion), to an Alternate Rate Transaction bearing interest at the Alternate Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a LIBOR Transaction to a Prime Rate Transaction or an Alternate Rate Transaction.

(ii) In the event any Transaction is an Alternate Rate Transaction and the applicable Alternate Rate is not based on Term SOFR, then subject to the proviso below in this paragraph, if a Term SOFR Transition Event has occurred and Buyer has delivered to Seller a Term SOFR Notice prior to the Pricing Rate Determination Date in respect of any setting of the then-current Alternate Index Rate, the Alternate Index (pursuant to clause (a) of such definition) will replace the then-current Alternate Index for all purposes hereunder or under any Transaction Document in respect of such Alternate Index Rate setting and subsequent Alternate Index Rate settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this paragraph (ii) shall not be effective unless Buyer has delivered to Seller a Term SOFR Notice.

(iii) In the event that Buyer shall have determined in its sole but good faith discretion (which shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market or otherwise LIBOR cannot be ascertained as provided in the definition of LIBOR as set forth herein and any Transaction has not previously been converted to an Alternate Rate Transaction in accordance with Section 3(f)(i) above, Buyer may, in its sole and absolute discretion elect to give notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date. Subject to Section 3(f)(iv) hereof, if such notice is given, the applicable Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, at Buyer’s option (in Buyer’s sole and absolute discretion), to a Prime Rate Transaction bearing interest at the Prime Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a LIBOR Transaction to a Prime Rate Transaction or an Alternate Rate Transaction.

(iv) If, pursuant to Section 3(f)(iii) hereof, any Transaction has been converted to a Prime Rate Transaction and Buyer shall determine in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable and LIBOR can be determined as provided in the definition of LIBOR as set forth herein, Buyer shall give prompt notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date. Upon the giving of such notice, the applicable Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, to a LIBOR Transaction. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Prime Rate Transaction to a LIBOR Transaction or a LIBOR Transaction to a Prime Rate Transaction.

(v) If, pursuant to Section 3(f)(i) hereof, any Transaction has been converted to an Alternate Rate Transaction but thereafter Buyer shall determine in its sole but good faith discretion (which determination shall be conclusive and binding upon Seller absent manifest error) that the applicable Alternate Index cannot be ascertained, or that the adoption of any Requirement of Law or any change therein or in the interpretation or application thereof, shall make it unlawful for any Buyer to maintain an Alternate Rate Transaction as contemplated hereunder, or the applicable Alternate Rate would be in excess of the maximum interest rate that Seller may by law pay, Buyer shall give notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date. If such notice is given, the Alternate Rate Transaction shall be converted, as of the first day of the next Pricing Rate Period, to a Prime Rate Transaction. If, pursuant to the terms of this Section 3(f), any Transaction has been converted to a Prime Rate Transaction and thereafter Buyer has determined in its sole but good faith discretion that LIBOR has been succeeded by an Alternate Index and such Alternate Index can be determined, then Buyer shall have the sole and exclusive right, to be exercised in its sole but good faith discretion, to convert the Transaction from a Prime Rate Transaction to an Alternate Rate Transaction in accordance with, and subject to satisfaction of the conditions set forth in, the provisions of Section 3(f)(i) above, and Buyer shall give notice thereof to Seller (which may be by telephone or e-mail, followed promptly by written notice) prior to the next succeeding Pricing Rate Determination Date, and if such notice is given, the Transaction shall be converted, as of the first day of the next succeeding Pricing Rate Period, to an Alternate Rate Transaction. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to elect to convert an Alternate Rate Transaction to a Prime Rate Transaction or a Prime Rate Transaction to an Alternate Rate Transaction.

(vi) If the adoption of any Requirement of Law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Buyer to maintain a LIBOR Transaction as contemplated hereunder (without limiting the rights of Buyer to convert the Transaction to an Alternate Rate Transaction as set forth above), any outstanding LIBOR Transaction shall be converted automatically to a Prime Rate Transaction on the first day of the next succeeding Pricing Rate Period, or upon such earlier date as may be required by law.

(vii) Seller hereby agrees to promptly pay to Buyer, upon demand, any additional amounts necessary to compensate Buyer for any actual out-of-pocket costs incurred by Buyer in making any conversion in accordance with this Agreement, including without limitation, any interest or fees payable by Buyer to Buyers of funds obtained by it in order to make or maintain the LIBOR Transaction (or Alternate Rate Transaction) hereunder. Buyer’s notice of such costs, as certified to Seller, shall be conclusive absent manifest error.

(viii) Notwithstanding the foregoing, in connection with any conversion to an Alternate Rate Transaction and/or the implementation thereof, Buyer shall have the right to make any Alternate Rate Conforming Changes from time to time as Buyer determines, in Buyer’s sole but good faith discretion, are necessary in connection with such conversion and/or the implementation thereof, and notwithstanding anything to the contrary contained herein or in any other Transaction Documents, any amendments implementing such Alternate Rate Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement.

(ix) If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) hereof.”

(e) Section 3(i)(ii) of the Repurchase Agreement shall be amended and restated in its entirety to read as follows:

“(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR hereunder; or”

SECTION 2. AMENDMENTS TO LETTER AGREEMENT.

(a) Section 1 of the Letter Agreement is hereby amended by deleting the term “Maximum Amount” in its entirety.

(b) The definition of “Extension Fee” in Section 1 of the Letter Agreement is hereby amended by replacing the term “Maximum Amount” with “Facility Amount”.

(c) The definition of “Structuring Fee” in Section 1 of the Letter Agreement is hereby amended by replacing the term “Maximum Amount” with “Facility Amount”.

(d) Section 4 of the Letter Agreement is hereby amended by replacing the term “Maximum Amount” with “Facility Amount” in each such instance.

SECTION 3. Conditions Precedent; Effective Date. This Amendment shall become effective upon (i) a counterpart of this Amendment being duly executed and delivered by a duly authorized officer of each of the Seller, Guarantor and Buyer, and (ii) Seller shall have made payment to Buyer of an upsize fee in an amount equal to $30,000.00 In addition, by not later than ten (10) Business Days after the First Amendment Effective Date, Seller shall have delivered to Buyer updated legal opinions or bringdown letters affirming the legal opinions most recently delivered by counsel to Seller in form and substance acceptable to Buyer.

SECTION 4. Representations and Warranties. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof (after giving effect to this Amendment), that (i) it is in compliance with all of the terms and provisions set forth in the Repurchase Agreement and the other Transaction Documents on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms as of the date hereof each of the representations and warranties made by it in Section 10 of the Repurchase Agreement, as amended hereby, and in all of the other Transaction Documents, and further hereby certifies that Guarantor is, as of the date hereof, in compliance with the financial covenants set forth in Section 5 of the Guaranty.

SECTION 5. Acknowledgment. Each of Seller and Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

SECTION 6. Reaffirmation of Guaranty. Guarantor acknowledges the amendments and modifications of the Repurchase Agreement, the Letter Agreement and Transaction Documents pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Guaranty, and agrees and acknowledges that the Guaranty remains unmodified, in full force and effect and enforceable in accordance with its terms.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement, the Letter Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that from and after the effectiveness of this Amendment, (a) each reference in the Repurchase Agreement to “this Agreement”, “this Repurchase Agreement”, “hereof”, “herein” or words of similar effect shall be deemed to be references to the Repurchase Agreement as amended by this Amendment, (b) each reference in the Letter Agreement to “this Letter Agreement”, “hereof”, “herein” or words of similar effect shall be deemed to be references to the Letter Agreement as amended by this Amendment, (c) each reference therein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment and (d) each reference to the “Repurchase Agreement” or the “Letter Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement or Letter Agreement, as amended hereby.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN

CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

CMTG DB FINANCE LLC, a Delaware limited liability company

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

GUARANTOR:

CLAROS MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Master Repurchase Agreement

BUYER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

By:	/s/ Eugene Kim
Name: Eugene Kim
Title: Director

Signature Page to Amendment No. 1 to Master Repurchase Agreement